UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: February 9, 2012

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NUMBER 1-13167

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive
Houston, Texas, 77084
(Address of Principal Executive Offices)

(281) 749-7800
(Registrant’s Telephone Number,
Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Our 2012 Annual Meeting of Shareholders was held on February 9, 2012, at which the shareholders voted on the following matters:

•	Election of seven director nominees;

•	Approval, by shareholder non-binding advisory vote, of the compensation of the company’s named executive officers; and

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent auditors for fiscal year 2012.

No other matters were presented for a vote at the annual meeting.  As of the record date, December 20, 2011, there were 65,151,611 shares of common stock outstanding and entitled to vote at the meeting.  The holders of a total of 61,478,278 shares of common stock were present in person or by proxy at the annual meeting.  A quorum being present, the voting results for the matters above are as follows:

1.            Election of Directors.

Name	For	Withheld	Broker Non-Votes

Deborah A. Beck	35,986,094	21,748,439	3,743,745
George S. Dotson	35,983,836	21,750,697	3,743,745
Jack E. Golden	35,986,603	21,747,930	3,743,745
Hans Helmerich	55,088,586	2,645,947	3,743,745
James R. Montague	35,986,350	21,748,183	3,743,745
Robert J. Saltiel	56,155,461	1,579,072	3,743,745
Phil D. Wedemeyer	50,036,400	7,698,133	3,743,745

 Each of the nominees was elected for a one year term.

2.	Approval of the Compensation of the Company’s Named Executive Officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

56,941,457	747,114	45,962	3,743,745

On an advisory basis, the company’s executive compensation as set forth in the proxy statement was approved.

3.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for Fiscal Year 2012.

FOR	AGAINST	ABSTAIN

33,980,901	27,476,426	20,951

            The appointment of PricewaterhouseCoopers LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ Walter A. Baker Walter A. Baker Vice President, General Counsel and Corporate Secretary

DATE: February 9, 2012